                                                                    EXHIBIT 99.1

                                                    For more information contact
                                                    MEDIA:
                                                    LETICIA LOWE
[TEXAS GENCO LOGO]                                  Phone   713.207.7702

                                                    INVESTORS:
                                                    MARIANNE PAULSEN
                                                    Phone   713.207.6500

FOR IMMEDIATE RELEASE

                                                                     Page 1 of 3
--------------------------------------------------------------------------------

      TEXAS GENCO REPORTS STRONG FOURTH QUARTER AND FULL YEAR 2003 RESULTS

                     COMPANY RAISES 2004 EARNINGS GUIDANCE

      HOUSTON - FEBRUARY 12, 2004 - Texas Genco Holdings, Inc. (NYSE: TGN), an 81 percent-owned subsidiary of CenterPoint Energy, Inc. (NYSE: CNP), today reported net income of $46 million, or $0.58 per share, for the quarter ended December 31, 2003, compared to a net loss of $43 million, or $0.54 per share, for the same period of 2002.

      For the year ended December 31, 2003, the company reported $151 million, or $1.89 per share, of income before cumulative effect of accounting change compared to a loss of $93 million, or $1.16 per share, for the same period of 2002. Net income for 2003 was $250 million, or $3.13 per share, which reflects the benefit from the cumulative effect of accounting change of $99 million, or $1.24 per share, from the implementation of SFAS No. 143, "Accounting for Asset Retirement Obligations", compared to a net loss of $93 million, or $1.16 per share, for 2002.

      "Our improved quarterly earnings were impacted by higher wholesale electricity prices which were driven by increased natural gas prices," said David Tees, president and chief executive officer of Texas Genco. "These higher prices, coupled with our large fleet of solid fuel baseload generating capacity, produced a significant turnaround in our financial performance for the entire year," stated Tees. "I'm very proud of our employees who worked diligently throughout the year focusing on doing what they do best -- running efficient, safe and reliable plants."

      For the fourth quarter of 2003, Texas Genco reported increased revenues compared to the same period of 2002. Capacity and other revenues were bolstered by increased prices for its baseload products due primarily to strong wholesale electricity prices and revenues from the sales of surplus air emission allowances ($10 million). Energy revenues also increased and more than offset increased fuel and purchased power costs. Operation and maintenance expenses for the fourth quarter of 2003 were lower than the prior year primarily related to expenses incurred in the fourth quarter of 2002 which did not recur in the fourth quarter of 2003, the most significant of which was an early retirement program. Taxes other than income taxes increased in the fourth quarter of 2003 compared to the same period of 2002 due primarily to higher property taxes in 2003 and to reduced state franchise taxes in the fourth quarter of 2002.

                                    - more -

                                                    For more information contact
                                                    MEDIA:
                                                    LETICIA LOWE
[TEXAS GENCO LOGO]                                  Phone   713.207.7702

                                                    INVESTORS:
                                                    MARIANNE PAULSEN
                                                    Phone   713.207.6500

FOR IMMEDIATE RELEASE

                                                                     Page 2 of 3
--------------------------------------------------------------------------------

      For the full year 2003, Texas Genco reported significantly increased revenues compared to 2002. Consistent with the fourth quarter, revenues increased due to higher capacity revenue for baseload products, the sales of surplus air emission allowances ($16 million) and higher energy revenues which more than offset higher fuel and purchased power costs. Operation and maintenance expenses increased due to higher pension expenses, as well as higher costs associated with planned and several unplanned unit outages. These increases were partially offset by expenses incurred in the fourth quarter of 2002, which did not recur in 2003, as noted above.

2004 OUTLOOK

      The company raised its full year 2004 earnings per share estimate to $3.35
- $3.75 from its initial earnings estimate of $2.75 - $3.25 per share. The revised estimate reflects the forward sales of over $850 million of capacity revenues under contract for 2004, including approximately 83 percent of its available baseload capacity. Earnings for 2004 will be highly dependent on the operating performance of the company's baseload generating units, as well as the continuation of strong wholesale electricity prices.

WEBCAST OF EARNINGS CONFERENCE CALL

      The management of Texas Genco will host an earnings conference call on Thursday, Feb. 12, 2004, at 9 a.m. Central time. Interested parties may listen to a live, audio broadcast of the conference call at www.txgenco.com/investor.html. A replay can be accessed approximately two hours after the completion of the call, and will be archived on the web site for at least one year.

      Texas Genco Holdings, Inc., based in Houston, Texas, is one of the largest wholesale electric power generating companies in the United States with over 14,000 megawatts of generation capacity, of which nearly 3,000 megawatts are currently in mothball status. It sells electric generation capacity, energy and ancillary services in one of the nation's largest power markets, the Electric Reliability Council of Texas (ERCOT). Texas Genco has one of the most diversified generation portfolios in Texas, using natural gas, oil, coal, lignite, and uranium fuels. The company owns and operates 60 generating units at 11 electric power-generating facilities and owns a 30.8 percent interest in a nuclear generating plant. Texas Genco currently is a majority-owned subsidiary of CenterPoint Energy, Inc. For more information, visit our web site at www.txgenco.com.

                                    - more -

                                                    For more information contact
                                                    MEDIA:
                                                    LETICIA LOWE
[TEXAS GENCO LOGO]                                  Phone   713.207.7702

                                                    INVESTORS:
                                                    MARIANNE PAULSEN
                                                    Phone   713.207.6500

FOR IMMEDIATE RELEASE

                                                                     Page 3 of 3
--------------------------------------------------------------------------------

      This news release includes forward-looking statements. Actual events and results may differ materially from those projected. The statements in this news release regarding future financial performance and results of operations and other statements that are not historical facts are forward-looking statements. Factors that could affect actual results include the timing and impact of future regulatory and legislative decisions, effects of competition, weather variations, changes in Texas Genco's business plans, financial market conditions, the timing and extent of changes in commodity prices, particularly natural gas, the impact of unplanned plant outages and other factors discussed in Texas Genco's Form 10-Q for the quarterly period ended September 30, 2003 and other filings with the Securities and Exchange Commission.

                                  - # # # -

                           Texas Genco Holdings, Inc.
                      Statements of Consolidated Operations
                             (Thousands of Dollars)
                                   (Unaudited)


                                                                       Quarter Ended                   Twelve Months Ended
                                                                        December 31,                       December 31,
                                                                ----------------------------       ----------------------------
                                                                    2003             2002             2003             2002
                                                                -----------       ----------       -----------      -----------
Revenues:
  Energy revenues                                               $   214,629       $  200,050       $ 1,221,348      $ 1,093,714
  Capacity and other revenues                                       193,278           75,242           781,020          447,261
                                                                -----------       ----------       -----------      -----------
      Total                                                         407,907          275,292         2,002,368        1,540,975
                                                                -----------       ----------       -----------      -----------
Expenses:
  Fuel costs                                                        175,049          175,755         1,098,269          989,560
  Purchased power                                                    17,282            6,624            72,509           93,841
  Operation and maintenance                                         100,506          119,246           411,940          391,465
  Depreciation and amortization                                      39,762           38,972           159,010          156,740
  Taxes other than income taxes                                      10,823           (5,910)           38,681           42,930
                                                                -----------       ----------       -----------      -----------
      Total                                                         343,422          334,687         1,780,409        1,674,536
                                                                -----------       ----------       -----------      -----------
Operating Income (Loss)                                              64,485          (59,395)          221,959         (133,561)

Other Income (Expense)                                                5,308               85             2,176            3,423
Interest Expense                                                          -           (1,355)           (1,583)         (25,637)
                                                                -----------       ----------       -----------      -----------
Income (Loss) Before Income Taxes and Cumulative Effect of
  Accounting Change                                                  69,793          (60,665)          222,552         (155,775)

Income Tax Benefit (Expense)                                        (23,344)          17,410           (71,286)          62,832
                                                                -----------       ----------       -----------      -----------
Income (Loss) Before Cumulative Effect of Accounting Change          46,449          (43,255)          151,266          (92,943)

Cumulative Effect of Accounting Change, net of tax                        -                -            98,910                -
                                                                -----------       ----------       -----------      -----------
Net Income (Loss) Attributable to Common Shareholders           $    46,449       $  (43,255)      $   250,176      $   (92,943)
                                                                ===========       ==========       ===========      ===========
Basic and Diluted Earnings Per Common Share:
  Income (Loss) Before Cumulative Effect of Accounting Change   $      0.58       $    (0.54)      $      1.89      $     (1.16)
  Cumulative Effect of Accounting Change, net of tax                      -                -              1.24                -
                                                                -----------       ----------       -----------      -----------
  Net Income (Loss) Attributable to Common Shareholders         $      0.58       $    (0.54)      $      3.13      $     (1.16)
                                                                ===========       ==========       ===========      ===========
Dividends Declared per Common Share                             $      0.25       $        -       $      1.00      $         -

Weighted Average Common Shares Outstanding (000):
  - Basic                                                            80,000           80,000            80,000           80,000
  - Diluted                                                          80,000           80,000            80,000           80,000

Electric Generation Power Sales (MWH)                            11,047,141        9,539,888        47,374,490       51,462,581

     Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of Texas Genco Holdings, Inc.